[  COVER  ]   |  [  INDEX  ]

Exhibit 23

INDEPENDENT AUDITORS' CONSENT

             We consent to the incorporation by reference in Registration Statement No. 33-32465 of Bergen Brunswig Corporation on Form S-8 of our report dated March 24, 2000, appearing in this Annual Report on Form 11-K of Bergen Brunswig Pre-Tax Investment Retirement Account for the year ended September 29, 1999.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 27, 2000